UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2010

CHESAPEAKE LODGING TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-34572	27-0372343
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1997 Annapolis Exchange Parkway, Suite 410 Annapolis, MD	21401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 972-4140

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On December 15, 2010, Chesapeake Lodging Trust (the “Company”) acquired the 360-room Le Meridien San Francisco from HEI San Francisco LLC for a purchase price of $143.0 million, plus customary pro-rated amounts and closing costs. The Company funded the purchase price by a $60.0 million borrowing under a term loan secured by the hotel described below in Item 2.03, a $45.0 million borrowing under its revolving credit facility, and remaining proceeds from its recent public offering, which was completed in October 2010.

On December 15, 2010, an indirect, wholly owned subsidiary of the Company entered into a loan agreement to obtain a $60 million, one-year secured term loan with Wells Fargo Bank, N.A. The Company and certain of its indirect subsidiaries serve as guarantors of certain obligations under the term loan and related documentation. Additional information regarding the term loan and the terms of the loan agreement appears below in Item 2.03 and is incorporated herein by reference.

A copy of the Company’s press release announcing these transactions is filed as Exhibit 99.1 to this report and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

At closing on December 15, 2010, an indirect, wholly owned subsidiary of the Company, borrowed $60.0 million under a loan agreement with Wells Fargo Bank, N.A. to fund a portion of the purchase price of the Le Meridien San Francisco. The borrower may, if the hotel generates sufficient net operating income to yield a debt service coverage ratio in excess of specified levels, and the borrower pays a fee in the amount of 0.25% of the additional amount sought and meets other conditions described in the loan agreement, borrow up to an additional $11.5 million in not more than two installments under the term loan. All borrowings under the term loan are secured by a first mortgage lien on the hotel, and related equipment, fixtures, personal property and other assets. In addition, the Company and its operating partnership, Chesapeake Lodging, L.P., through which the Company conducts its operations, have guaranteed payment of 25% of the principal borrowed, all interest payable and certain other matters under the term loan and related documentation.

Key terms of the term loan include the following:

•

initial term of one year, with four one-year extension options at the borrower’s option, subject to payment of an extension fee of 0.25% of the amounts outstanding under the term loan at the time of the extension, the property having a loan to value ratio less than or equal to 50% and the hotel’s net operating income being sufficient to yield a debt service coverage ratio in excess of specified levels;

•	prepayable without premium or penalty at any time on or after June 15, 2011;

•	borrowings accrue interest at a rate based on one-, three- or six-month LIBOR, at the borrower’s election, plus 3.75%, subject to a LIBOR floor of 2.00%; and

•	representations, warranties, covenants, conditions and events of default customary for single-property mortgage financings of this type.

Item 9.01.	Financial Statements and Exhibits.

(a) and (b) Financial statements of businesses acquired and pro forma financial information.

The financial statements and pro forma financial information required by Items 9.01(a) and 9.01(b) are currently being prepared. The Company will file the required financial statements and pro forma financial information under the cover of Form 8-K/A as soon as practicable, but in no event later than February 28, 2011.

(d) Exhibits.

Incorporated by reference to the Exhibit Index filed herewith and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2010	CHESAPEAKE LODGING TRUST

	By:	/s/ Graham J. Wootten
Graham J. Wootten
Senior Vice President and Chief Accounting Officer

Exhibit Index

Exhibit Number	Exhibit Description

99.1	Press release issued December 15, 2010